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                                                                    EXHIBIT 23.2




The Board of Directors
Decision Focus Incorporated:


     We consent to the incorporation by reference in this registration statement of DFI/Aeronomics Incorporated on Form S-4 of our report dated February 25, 1997 on our audits of the consolidated financial statements and consolidated financial statement schedules of Decision Focus Incorporated and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the two-year period ended December 31, 1996 We also consent to the reference to our firm under the caption "Experts."


                                        SHILLING & KENYON, INC.

San Jose, California
June 23, 1997